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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of Source Media Inc.'s Amendment Number 1 to Form S-4 to register its 13 1/2% Senior PIK Preferred Stock.


     /s/ ARTHUR ANDERSEN LLP

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Kansas City, Missouri
February 11, 1998